                                                                  EXHIBIT 4.2(c)

                                                                [Execution Copy]



                     AMENDED AND RESTATED CREDIT AGREEMENT


                 Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 27, 1996, between AMERICO LIFE, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (together with its successors and assigns, the "Company"); each of the banks that is a signatory hereto (together with its successors and assigns, individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                 WHEREAS, the Company, the Banks and the Administrative Agent are party to a Credit Agreement dated as of July 6, 1995 (as heretofore amended, the "Existing Credit Agreement"); and

                 WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement to, among other things, extend the Revolving Credit Commitment Termination Date (as defined in the Existing Credit Agreement), the Final Maturity Date (as defined in the Existing Credit Agreement) and amend certain covenants;

                 NOW, THEREFORE, the parties hereto agree to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement, which is incorporated herein by reference, with the amendments specified in Section 2 below:

                 Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

                 Section 2. Amendments. Subject to Section 4 hereof, the Existing Credit Agreement is hereby amended as follows:

                 A. General. References in the Existing Credit Agreement to the Credit Agreement (including indirect references) shall be deemed to be references to the Existing Credit Agreement as amended and restated hereby. In addition, (i) each reference in the Existing Credit Agreement to "The Chase Manhattan Bank (National Association)" is amended to read "The Chase Manhattan Bank", (ii) each reference in the Existing Credit Agreement to "Chase Securities, Inc." is amended to read "Chase Securities Inc.", (iii) each reference in the Existing Credit Agreement to "at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office" is amended to read "at an account designated by the Administrative Agent" and (iv) the reference in the definition of "Adjusted Fixed Charges" and the definition of "Cash Flow Dividend Amount"



                     Amended and Restated Credit Agreement
in Section 1.01 of the Existing Credit Agreement to the "Company" shall mean the Company and Americo Services, Inc. as though they are a single entity.

                 B. Definitions. The following definitions in Section 1.01 of the Existing Credit Agreement are amended to read in their entirety as follows:

                 "Affiliate Advances" shall have the meaning assigned to such term in Section 8.09 hereof.

                 "Amendment Effective Date" shall mean the date upon which the conditions specified in Section 4 of the Amended and Restated Credit Agreement shall have been satisfied.

                 "Disposition Proceeds" shall mean, with respect to any Disposition (the "Current Disposition"), (i) if the sum of the after-tax net gain realized from all Dispositions occurring on or after the date of the Amendment Effective Date (including the Current Disposition) is not more than 10% of Net Worth as at the last day of the fiscal quarter preceding the date of the Current Disposition, the lesser of (a) the Proceeds thereof and (b) the after-tax net gain (if any) realized from the Current Disposition and (ii) in all other cases, the Proceeds thereof.

                 "Final Maturity Date" shall mean the Quarterly Date falling on or nearest to the date six years after the Amendment Effective Date.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited partnership, joint venture, trust, unincorporated organization, limited liability company, other business entity or government (or any agency, instrumentality or political subdivision thereof).

                 "Principal Office" shall mean the principal office of Chase, located on the date hereof at 270 Park Avenue, New York, New York 10017.

                 "Principal Payment Dates" shall mean six alternate (every other) Quarterly Dates commencing with the Quarterly Date falling on or nearest to the date six months after the Revolving Credit Commitment Termination Date and ending with the Final Maturity Date.

                 "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to the date three years after the Amendment Effective Date.

                 C. Repayment of Loans The reference in Section 3.01 of the Existing Credit Agreement to "eight" is hereby amended to read "six".





                     Amended and Restated Credit Agreement

                 D. Mandatory Commitment Reductions and Prepayments. Section 3.03(b)(i) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

              "(i) Dispositions.  Without limiting the obligations of the
                   Company to obtain the consent of the Majority Banks for any Disposition not otherwise permitted under this Agreement, as promptly as practicable after the end of each fiscal year but in no event later than March 15 of the subsequent fiscal year, the amount of the Commitments shall be reduced by, and/or the Company shall prepay the Loans in, an amount equal to the aggregate amount of any Disposition Proceeds (other than Disposition Proceeds arising from (w) Dispositions by GSSW Limited Partnership, (x) Dispositions of ownership interests in GSSW Limited Partnership, (y) Dispositions of capital stock of Loyalty Life Insurance Company and (z) Dispositions of partnership interests (or of their underlying properties) previously held by GSSW Limited Partnership and transferred to the Company in connection with the redemption of its ownership interests in GSSW Limited Partnership) received by the Company or any of its Subsidiaries during such fiscal year (rounded upward to the nearest $1000)."

                 E. Prohibition of Fundamental Changes. Section 8.05 of the Existing Credit Agreement is amended by deleting "and" at the end of clause (d) thereof, substituting "; and" for the period at the end of clause (e) thereof and inserting new clause (f) immediately after clause (e) thereof, to read as follows:

                 "(f) the Company and its Subsidiaries may Dispose of (x) ownership interests in GSSW Limited Partnership, (y) capital stock of Loyalty Life Insurance Company and (z) capital stock of VLIC."

                 F. Investments. Section 8.08 of the Existing Credit Agreement is amended as follows:

                 (1) clause (c) thereof is amended to read in its entirety as follows:

                 "(c) Investments in Below Investment Grade Debt Instruments, in shares of common and preferred stock, in limited partnership interests in limited partnerships and limited liability partnerships and in membership interests in limited liability companies (excluding Investments permitted by Section 8.08(e)), so long as the aggregate fair market value of all such Investments in Below Investment Grade Debt Instruments, together with the aggregate book value of all such Investments in shares of common and preferred stock, partnership interests in limited partnerships and limited liability partnerships and in membership interests in limited liability companies and the aggregate fair market value of all interests in real property held by the Company or any of its Subsidiaries, does not exceed 110% of Net Worth as at the last day of the fiscal quarter of the Company most recently ended;"

                 (2) clause (e) thereof is amended to read in its entirety as follows:





                     Amended and Restated Credit Agreement

                 "(e) Investments in Subsidiaries of the Company, in Argus Health Systems, Inc., in College Insurance Group, Inc., in Hereford LLP (which owns the Hereford Building, Kansas City, Missouri) and in Investments held by Argus Health Systems, Inc. on December 23, 1996 and dividended by Argus Health Systems, Inc. to the Company or any of its Subsidiaries; or Investments by any of the Insurance Companies (other than United Fidelity) in limited partnership interests issued, and in limited partnership interests and membership interests in limited liability companies that have been distributed, by GSSW Limited Partnership in an aggregate amount not to exceed $35,000,000;

                 (3) by deleting "and" at the end of clause (i) thereof, inserting "and" at the end of clause (j) thereof and inserting clause
         (k) immediately after clause (j), to read as follows:

                 "(k) additional Investments (other than Investments in Volatile Derivative Instruments) up to but not exceeding $25,000,000 in the aggregate; provided that, Investments in any one Person and its Subsidiaries and Affiliates shall not exceed $2,500,000 in the aggregate;"

                 G. Dividend Payments. Section 8.09 of the Existing Credit Agreement is amended by inserting the following sentence immediately following the first two sentences of Section 8.09 thereof:

         "Notwithstanding the forgoing, the Company may make loans and/or advances to FHC and its Subsidiaries (" Affiliate Advances"); provided that the aggregate amount of Dividend Payments made in any fiscal year pursuant to the first two sentences of this Section 8.09, plus the aggregate amount of Affiliate Advances made during such fiscal year, minus the aggregate amount of Affiliate Advances repaid during such fiscal year, may not exceed an aggregate amount equal to the Dividend Payments that may be made in such fiscal year pursuant to the first two sentences of this Section 8.09."

                 H. Transactions with Affiliates Section 8.18 of the Existing Credit Agreement is amended by deleting "or" at the end of clause (c) thereof, inserting "or" at the end of subsection (d) thereof and inserting new clause
(e) to read as follows:

                 "(e) make Affiliate Advances except to the extent permitted under Section 8.09 hereof;"

                 I. Certain Obligations Respecting Subsidiaries. Section 8.19 of the Existing Credit Agreement is amended by adding the following at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 8.19, the Company and its Subsidiaries may Dispose of (x) ownership interests in GSSW Limited Partnership, (y) capital stock of Loyalty Life Insurance Company and (z) capital stock of VLIC."





                     Amended and Restated Credit Agreement

                 J. Modifications of Certain Documents. Section 8.20 of the Existing Credit Agreement is amended by adding the following at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 8.20 the Company and its Subsidiaries may prepay any of the Surplus Relief Reinsurance Contracts listed in Schedule 6 in an aggregate amount per fiscal year up to but not exceeding the lesser of (i) $5,000,000 and
         (ii) the Cash Flow Dividend Amount for such fiscal year, it being understood that any such prepayment will not affect the amount of Dividend Payments that may be made under Section 8.09 hereof."

                 K. Amendment to Exhibit E, Schedule 3 and Schedule 7. Exhibit E, Schedule 3 and Schedule 7 to the Existing Credit Agreement are hereby deleted in their entirety and replaced by Exhibit A, Exhibit B and Exhibit C, respectively, attached hereto.

                 L. Amendment to Exhibit F. Exhibit F to the Existing Credit Agreement is hereby amended by substituting "Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 27, 1996" for "Credit Agreement dated as of July 6, 1995".

                 Section 3. Representations and Warranties. The Company hereby represents and warrants to the Banks and the Administrative Agent that the representations and warranties set forth in Section 7 of the Existing Credit Agreement are, on the date hereof, and will be, on the date the amendments contemplated by Section 2 hereof become effective, true and complete as if made on and as of each such date and as if each reference in such representations and warranties to the Credit Agreement included reference to such agreement as amended by this Amended and Restated Credit Agreement.

                 Section 4. Conditions Precedent. The amendment and restatement of the Existing Credit Agreement contemplated hereby is subject to the conditions precedent that counterparts of this Amended and Restated Credit Agreement, shall have been duly executed and delivered by the Company, each of the Banks and the Administrative Agent and FHC shall have executed and delivered its consent hereto as provided on the signature pages hereof.

                 Section 5. Confirmation of Security. The Company hereby agrees references in the Security Agreement to the Credit Agreement (including indirect references) shall be deemed to be references to the Amended and Restated Credit Agreement.

                 Section 6. Notices. The Applicable Lending Office and initial address for notices under this Amended and Restated Credit Agreement for each Bank is specified in the administrative questionnaire heretofore returned by such Lender to the Administrative Agent.

                 Section 7. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Amended





                     Amended and Restated Credit Agreement
and Restated Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amended and Restated Credit Agreement by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amended and Restated Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.





                     Amended and Restated Credit Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the day and year first above written.

                                      AMERICO LIFE, INC.


                                      By______________________________
                                        Title:





                     Amended and Restated Credit Agreement

                                   THE BANKS


                                      THE BANK OF NEW YORK



                                      By_________________________________
                                        Title:


                                      BANK ONE, TEXAS, N.A.


                                      By_________________________________
                                        Title:


                                      THE CHASE MANHATTAN BANK


                                      By_________________________________
                                        Title:


                                      COMMERCE BANK, N.A.


                                      By_________________________________
                                        Title:


                                      FIRST BANK NATIONAL ASSOCIATION


                                      By_________________________________
                                        Title:


                                      FIRST UNION NATIONAL BANK
                                        OF NORTH CAROLINA


                                      By_________________________________
                                        Title:




                     Amended and Restated Credit Agreement

                                      FLEET NATIONAL BANK


                                      By_________________________________
                                        Title:





                     Amended and Restated Credit Agreement

                                        THE ADMINISTRATIVE AGENT

                                        THE CHASE MANHATTAN BANK,
                                         as Administrative Agent


                                        By_________________________________
                                          Title:





                     Amended and Restated Credit Agreement

                                    CONSENT


                 By its signature below, FHC agrees references in the Negative Pledge Agreement to the Credit Agreement (including indirect references) shall be deemed to be references to the Amended and Restated Credit Agreement.


                                      FINANCIAL HOLDING CORPORATION


                                      By_________________________________
                                        Title:





                     Amended and Restated Credit Agreement

                                                                       EXHIBIT A


                        [Form of Compliance Certificate]


                             COMPLIANCE CERTIFICATE


                                     [Date]


         Re: Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 27, 1996 (the "Credit Agreement"), between AMERICO Life, Inc. (the "Company"), the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent


                 This Certificate is delivered pursuant to Section 8.01 of the Credit Agreement. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This Certificate is delivered with respect to the fiscal period of the Company ended
______________, 199__.

                 Annex 1 hereto sets forth, on and as of such date, calculations necessary to determine whether the Company is in compliance with Sections 8.08(c), 8.08(d), 8.08(e), 8.08(g), 8.08(k) and 8.09 through 8.15 of the Credit Agreement as at, or for the relevant period ended on, said date. Except as expressly identified on said Annex, the Company is in compliance with said Sections. All references to Sections in said Annex are to Sections of the Credit Agreement.

                 IN WITNESS WHEREOF, I have delivered this Certificate to the Administrative Agent and the Banks in my capacity as _________________ of the Company on this ______ day of ____________, 199__.




                                    ______________________________
                                    Name:





                             Compliance Certificate

                                                                         ANNEX 1


                               AMERICO LIFE, INC.
                             COMPLIANCE CERTIFICATE

                     Fiscal Period Ended __________, 199__
                             (the "Reference Date")



SECTION 8.08(c)

(A)      Aggregate fair market value, on the Reference Date, of                                   $__________
         all Investments in Below Investment Grade Debt
         Instruments

(B)      Aggregate book value, on the Reference Date, of all                                      $__________
         Investments in shares of common and preferred stock, in
         limited partnership interests in limited partnerships and
         limited liability partnerships and in membership
         interests in limited liability companies (excluding
         Investments permitted by Section 8.08(e) of the Credit
         Agreement)

(C)      Aggregate fair market value, on the Reference Date, of                                    $_________
         all interests in real property held by the Company or any
         of its Subsidiaries

(D)      Sum of (A), (B) and (C)                                                                   $_________

(E)      110% of Net Worth on the Reference Date                                                   $_________


SECTION 8.08(d)

(A)      Aggregate amount, on the Reference Date, of Investments                                  $__________
         in mortgage loans

                                                              - 2 -

(B)      Aggregate book value, on the Reference Date, of all                                      $__________
         Investments on the Reference Date in debt and equity
         securities issued by any Person whose assets consist
         principally of mortgage loans (unless the obligations of
         such Person are fully guaranteed by the United States
         of America or any instrumentality thereof)

(C)      Sum of (A) and (B)                                                                        $_________

(D)      Aggregate book value, on the Reference Date, of the                                       $_________
         investment portfolio of the Company and its Subsidiaries
         (determined on a consolidated basis in accordance with
         GAAP), together with the aggregate amount of cash and
         accrued investment income as of the Reference Date

(E)      30% of (D)                                                                                $________


SECTION 8.08(e)

(A)      Aggregate amount, on the Reference Date, of Investments                                   $_________
         by any of the Insurance Companies (other than United
         Fidelity) in limited partnership interests issued, and in
         limited partnership interests and membership interests in
         limited liability companies that have been distributed,
         by GSSW Limited Partnership


SECTION 8.08(g)

(A)      Aggregate net book value, on the Reference Date, of                                       $________
         Investments in Z Bonds and PAC II instruments entered
         into by the Company and/or any of its Subsidiaries

(B)      Invested Assets of United Fidelity (determined on a                                       $________
         consolidated basis) on the Reference Date

(C)      25% of (B)                                                                                $________





                       Annex 1 to Compliance Certificate

(D)      Aggregate notional amount, on the Reference Date, of                                      $________
         Investments in "swap agreements" (within the meaning
         given to such term in Section 101(53B) of the United
         States Bankruptcy Code) entered into by the Company
         and/or any of its Subsidiaries

(E)      Aggregate net book value, on the Reference Date, of                                       $________
         Investments in all other Volatile Derivative Instruments
         entered into by the Company and/or any of its
         Subsidiaries

(F)      Surplus, on the Reference Date, of Great Southern Life                                    $________
         Insurance Company

(G)      25% of (F)                                                                                $________


SECTION 8.08(k)

(A)      Aggregate amount of additional Investments (other than                                    $________
         Investments in Volatile Derivative Instruments)


SECTION 8.09

(A)      Cash Flow Dividend Amount on the Reference Date                                           $________

(B)      Carry-Over Amount on the Reference Date                                                   $________

(C)      Aggregate amount of Dividend Payments made during the                                     $________
         portion of the fiscal year of the Company ended on the
         Reference Date

(D)      Sum of (A) and (B)                                                                        $________

(E)      Management Fee Base Amount on the Reference Date                                          $________

(F)      Sum of (B), (E) and $7,500,000                                                            $________





                       Annex 1 to Compliance Certificate

(G)      Consolidated Adjusted Surplus on the date of the making                                   $________
         or declaration of any Dividend Payment, the making or
         declaration of which occurred during the period from but
         not including the immediately preceding Reference Date to
         and including the Reference Date

(H)      Affiliate Advances during the portion of the fiscal year                                  $________
         of the Company ended on the Reference Date

(I)      Aggregate amount of Dividend Payments made during the                                     $________
         portion of the fiscal year of the Company ended on the
         Reference Date pursuant to the first two sentences of
         Section 8.09

(J)      Affiliate Advances repaid during the portion of the                                       $________
         fiscal year of the Company ended on the Reference Date

(K)      Sum of (H) and (I) minus (J)                                                              $________

(L)      Aggregate amount of the Lifetime Dividend Amount                                          $________
         distributed during the period from and including the
         Closing Date to and including the Reference Date


SECTION 8.10

(A)      Total Indebtedness on the Reference Date                                                  $________

(B)      Net Worth on the Reference Date                                                           $________

(C)      Consolidated Leverage Ratio on the Reference Date equals                                   ___ to 1
         the ratio of (A) to (B)





                       Annex 1 to Compliance Certificate

SECTION 8.11

(A)      Total Adjusted Capital (as defined by the NAIC) of each                                    $________
         Insurance Company on the Reference Date

(B)      Authorized Control Level Risk-Based Capital (as defined                                    $________
         by the NAIC) for such Insurance Company on the Reference
         Date

(C)      Risk-Based Capital Ratio for such Insurance Company on                                      ___ to 1
         the Reference Date equals the ratio of (A) to (B)


SECTION 8.12

(A)      Adjusted Consolidated Statutory Earnings on the Reference                                 $_________
         Date

(B)      Adjusted Fixed Charges on the Reference Date                                              $_________

(C)      Adjusted Consolidated Statutory Earnings to Adjusted                                        ___ to 1
         Fixed Charges Ratio on the Reference Date equals the
         ratio of (A) to (B)


SECTION 8.13

(A)      Aggregate amount of Capital Expenditures made during the                                  $_________
         portion of the fiscal year of the Company ended on the
         Reference Date

(B)      Aggregate amount of Capital Expenditures made during the                                  $_________
         period from and including the date of the Credit
         Agreement to and including the Reference Date


SECTION 8.14     [To be calculated on any Reference Date that is the last day of any fiscal year of the
                 Company]

(A)      Surplus of United Fidelity and its Subsidiaries on the                                    $_________
         Reference Date

(B)      AVR of United Fidelity and its Subsidiaries on the                                        $_________
         Reference Date

(C)      Sum of (A) and (B)                                                                        $_________

(D)      the amount of Outstanding Surplus Relief for United                                       $_________
         Fidelity and its Subsidiaries on the Reference Date

(E)      (C) minus (D)                                                                             $_________


SECTION 8.15

(A)      Outstanding Surplus Relief, on the Reference Date, under                                  $_________
         additional Surplus Relief Reinsurance Contracts in
         respect of the book of business of United Fidelity and
         its Subsidiaries

(B)      Outstanding Surplus Relief, on the Reference Date, under                                  $_________
         additional Surplus Relief Reinsurance Contracts in
         respect of the business of VLIC





                       Annex 1 to Compliance Certificate

                                                                       EXHIBIT B

                       Schedule 3 to the Credit Agreement


                          Subsidiaries and Investments


                        [To be completed by the Company]





                                   Schedule 3

                                                                       EXHIBIT C



                        [To be completed by the Company]